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[CREDIT SUISSE/FIRST BOSTON LOGO]
                                         CREDIT SUISSE FIRST BOSTON CORPORATION

                                         Eleven Madison
                                         Avenue            Telephone 212 325
                                         2000
                                         New York, NY 10010-3629

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                              CONNING CORPORATION

                                       AT

                              $12.50 NET PER SHARE

                                       BY

                               CC MERGER SUB INC.

                      AN INDIRECT WHOLLY OWNED SUBSIDIARY

                                       OF

                      METROPOLITAN LIFE INSURANCE COMPANY

            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME, ON MONDAY, APRIL 17, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                  March 20, 2000

To Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     We have been appointed by CC Merger Sub Inc., a Missouri corporation ("Purchaser") and an indirect wholly owned subsidiary of Metropolitan Life Insurance Company, a New York life insurance company ("Parent"), to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Conning Corporation, a Missouri corporation (the "Company"), at a purchase price of $12.50 per Share, net to the seller in cash (less any required withholding taxes), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 20, 2000 (the "Offer to Purchase") and in the related letter of transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, as amended or supplemented from time to time, collectively constitute the "Offer") enclosed herewith.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer enough Shares so that, including the Shares Parent already beneficially owns, Parent would control at least two-thirds of the outstanding Shares. The Offer is also subject to the other conditions contained in the Offer to Purchase. See Section 12, "Conditions of the Offer," of the Offer to Purchase.

     THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE OFFER AND THE MERGER (AS DEFINED BELOW) ARE FAIR TO, ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND HAS VOTED TO RECOMMEND TO THE BOARD OF DIRECTORS OF THE COMPANY THAT IT RECOMMEND TO THE CONNING STOCKHOLDERS ACCEPTANCE OF THE OFFER AND, IF NECESSARY, APPROVAL OF THE MERGER AGREEMENT (AS DEFINED BELOW). THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT, BASED UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE AND OTHER CONSIDERATIONS, THE OFFER AND
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THE MERGER ARE FAIR TO, ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND
ITS STOCKHOLDERS, AND HAS VOTED TO RECOMMEND TO THE CONNING STOCKHOLDERS ACCEPTANCE OF THE OFFER AND, IF NECESSARY, APPROVAL OF THE MERGER AGREEMENT. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS TENDER THEIR SHARES PURSUANT TO THE OFFER AND, IF NECESSARY, APPROVE THE MERGER AGREEMENT.

     The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of March 9, 2000 (the "Merger Agreement") among Parent, Purchaser and the Company pursuant to which, following the consummation of the Offer and in accordance with the Missouri General and Business Corporation Law, and subject to the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and as an indirect, wholly owned subsidiary of Parent.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. The Offer to Purchase, dated March 20, 2000.

          2. The Letter of Transmittal for your use to tender Shares and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

          3. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

          4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if certificates for Shares ("Share Certificates") and all other required documents are not immediately available or cannot be delivered to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed by the Expiration Date.

          5. A letter to stockholders from James L. Lipscomb, President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 17, 2000, UNLESS THE OFFER IS EXTENDED.

     In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents should be sent to the Depositary and either Share Certificates representing the tendered Shares should be delivered to the Depositary, or Shares should be tendered by book-entry transfer into the Depositary's account maintained at the Book Entry Transfer Facility (as described in the Offer to Purchase), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender, but it is impracticable for them to forward their Share Certificates or other required documents on or prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in Section 3, "Procedures for Accepting the Offer and Tendering Shares," of the Offer to Purchase.

     Purchaser will not pay any commissions or fees to any broker, dealer or other person (other than the Depositary, the Dealer Manager and the Information Agent) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained from, the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                      Very truly yours,

                                      Credit Suisse First Boston Corporation

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF PARENT, PURCHASER, THE COMPANY, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.